EXHIBIT 99.2

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Retirement of James A. Luksch

OLD BRIDGE, New Jersey—March 26, 2015—Blonder Tongue Laboratories, Inc. (NYSE MKT:BDR) announced today that James A. Luksch, Chief Executive Officer and Chairman of the Board of the Company is retiring, effective as of March 26, 2015, after more than 25 years of service.

Mr. Luksch, 84, has been the Chief Executive Officer of the Company since  1988 and Chairman of our Board of Directors since 1994.  He initiated a leveraged buyout of the Company from its original founders in 1988, and during his tenure oversaw the Company’s initial public offering in 1995 and later, its transition from an analog television equipment manufacturer to a technology-development and manufacturing company, delivering a wide range of products and services to the cable entertainment and media industry.

Robert J. Pallé, Jr. will remain as the Company’s President and Chief Operating Officer, and all other executive officers of the Company will remain in their current roles following Mr. Luksch’s retirement.

Commenting on Mr. Luksch’s retirement, Mr. Pallé said, “Jim has been a great mentor and teacher to all of us at Blonder Tongue for more than 25 years.  He guided us through our transition to digital products and developed a solid team of dedicated professionals to succeed him and take the Company to the next level.  We thank Jim for his achievements and look forward to the future.”

About Blonder Tongue

Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products.  As a leader in the field of Cable Television Communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses.  The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks.  Additional information on the Company and its products can be found at www.blondertongue.com, and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2013 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Robert J. Palle, Jr.
President
bpalle@blondertongue.com
(732) 679-4000